SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     FORM 8-K

                  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 December 21, 2009
                  Date of Report
         (Date of Earliest Event Reported)


          CONSOLE ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                  0-53256               20-5572611
(State or other   (Commission File Number)    (IRS Employer
jurisdiction      of incorporation)           Identification No.)


               16303 Waterman Drive
            Van Nuys, California 91406
     (Address of Principal Executive Offices)

               1504 R Street, N.W.
              Washington, D.C. 20009
  (Former Address of Principal Executive Offices)

                   877/374-2462
          (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On December 21, 2009, the Registrant issued 7,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at a purchase price of $.0001 per share.

ITEM 5.01 Changes in Control of Registrant

     On December 21, 2009, the following events occurred which resulted in a change of control of the Registrant:

     1. The Registrant issued 7,000,000 shares of common stock at par to the following shareholders in the following amounts representing 96.3% of the total outstanding 7,500,000 shares of common stock:

               Bruce Friedman      4,000,000
               Lance Strumpf       1,000,000
               Gerald McClean      1,000,000
               Dr. Robert Mehlman  1,000,000

     The purchase price of the shares came from the personal funds of the purchasers.

     2. New officers and directors were appointed and elected and the prior officer and director resigned.

     3. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on May 23, 2008 as updated by the Annual Report on Form 10-K filed on March 31, 2009 and supplemented by the information contained in this report.

ITEM 5.02 Departure of Directors or Principal Officers;
          Election of Directors

     On December 21, 2009, James M. Cassidy resigned as the
Registrant's president, secretary and sole director.

     On December 21, 2009, the following persons were elected to the Board of Directors of the Registrant:

               Bruce Friedman
               Lance Strumpf
               Gerald McLean
               Dr. Robert Mehlman

     On December 21, 2009, the following persons were appointed to the following offices of the Registrant:

               Bruce Friedman      President
               Lance Strumpf       Secretary, Treasurer

     Bruce Friedman. Since 2004, Mr. Friedman has served as President of Diversified Lending Group, Inc., Woodland Hills, California.
Diversified Lending Group is an investment holding company which has invested in real estate, emerging companies, healthcare, and other industries.

     Lance Strumpf, Esq. Since 1985, Mr. Strumpf has been a member of the California State Bar and has been practicing law specializing in all areas of aviation law. Mr. Strumpf is a qualified as a commercial helicopter pilot on many helicopter makes and models including the Bell 206, Eurocopter AS350 and AS355, and Agusta 109E. Mr. Strumpf is currently chief pilot and general manager of Briles Wing & Helicopter, a helicopter air carrier service. Mr. Strumpf is also a member of the Screen
Actors Guild.

     Gerald McLean. Since 2001, Mr. McLean has served as the president and chief executive officer of The Bear Factory, LLC. The Bear Factory is a toy industry leader 1with product distribution in over 40 countries worldwide. Since 2003, Mr. McLean has also served as chief executive officer of Akeia Crafts & Gifts, the manufacturing arm of The Bear Factory, located in China with over 1,200 employees. Mr. McLean is also involved with the development of several other companies including: Applied Clean Technologies, a leading energy worldwide company involved in waste to energy power plants, solar fields, wind power, low income solar housing developments, and green technology learning centers; Cool Meds, LLC, a developmental company which has designed and developed an iconic water product ready for distribution in 2nd quarter of 2010; Westpointe, LLC, a manufacturing facility located in Michigan that designs and manufactures high pressure water cleaning systems for the casting industry worldwide;

     Dr. Robert Mehlman. Dr. Mehlman completed his undergraduate studies at UCLA and received his Doctor of Dental Surgery degree from the University of Southern California School of Dentistry in 1970. Dr. Mehlman's career combines the delivery of dental care with the management and administration of dentistry. During his career, Dr. Mehlman has been responsible for the development and or management of in excess of seventy-five dental practices. He has lectured nationally on the subjects of dental practice management, and on the topic of how to incorporate "managed care" into the modern dental practice. Dr. Mehlman has held numerous senior management positions throughout his career. Among these are: President of Community Dental Centers (at the time a wholly owned subsidiary of Safeguard Health Plans); Executive Dental Director of Safeguard Health Plans; National Dental Director for
Aetna Life and Casualty; and, Senior Vice-President of Corporate Development for Valley Forge Dental Associates. He currently is involved in the development of various businesses, and well as managing a number of dental practices throughout the United States.

     There are no agreements or understandings for the above-named officer or directors to resign at the request of any other person and the above-named officer and directors are not acting on behalf of nor will act at the direction of any other person.

Legal Proceeding Involving Bruce Friedman

     In August, 2009, Bruce Friedman consented to the entry of a judgment against him in the United States District Court, Central District of California, without admitting or denying any of the allegations brought by the Securities and Exchange Commission in regard to possible violations of
Section 10(b) of the Securities Exchange Act of 1934 and Section 17(a) of the Securities Act of 1933. The judgment restrains Mr. Friedman from any violation of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in regard to the purchase or sale of securities. The judgment also requires disgorgement, if any, and a civil penalty in amounts to be determined by the Court. Further information about this matter can be obtained at the Securities and Exchange Commission website at www.sec.gov.

                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                    CONSOLE ACQUISITION CORPORATION


Date: December 22, 2009       /s/ Bruce Friedman
                                  President